EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated September 14, 2009, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Quixote Corporation on Form 10-K for the year ended June 30, 2009. We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62933 effective September 4, 1998; 333-81955 effective June 30, 1999; 333-32872 effective March 21, 2000; 333-56120 effective February 23, 2001; 333-83404 effective February 26, 2002; 333-120850 effective November 30, 2004; 333-120852 effective November 30, 2004; 333-137704 effective September 29, 2006; 333-148047 effective December 13, 2007; and 333-157301 effective February 13, 2009) and on Form S-3 (Nos. 333-106895 effective July 9, 2003; 333-113504 effective March 11, 2004; and 333-12345 effective March 10, 2005) of Quixote Corporation of our report dated September 14, 2009 relating to the financial statements, financial statement schedule and effective operation of internal control over financial reporting which appears in the Form 10-K.

/s/ GRANT THORNTON LLP Chicago, Illinois September 14, 2009